Exhibit 10.113

INDEMNITY AGREEMENT

    THIS INDEMNITY AGREEMENT (this "Agreement") is made as of 12 October, 2004, by and among Inter Parfums, Inc., a company incorporated under the laws of the State of Delaware, United States ("Guarantor"), Inter Parfums, S.A., a company incorporated under the laws of France ("Licensee"), and Burberry Limited, a company incorporated under the laws of England ("Licensor").

W I T N E S S E T H:

        A. WHEREAS, Licensor, Licensee and Guarantor are parties to a certain Licence Agreement of even date herewith (the "Licence Agreement") pursuant to which, inter alia, Licensor has granted Licensee a license (the "Licence") and appointed Licensee, and Licensee has accepted such appointment, as its exclusive licensee for the development, production, manufacture, marketing, distribution and sale of certain products;

        B. WHEREAS, Guarantor has informed Licensor that, after careful and good faith review of the relevant portions of the H-S-R Act (as such term is defined below), the implementing regulations and government staff interpretations thereof, and the details of the transactions under the Licence Agreement, it does not intend to file a notification (a "U.S. Premerger Notification") with the United States Federal Trade Commission and Antitrust Division of the United States Department of Justice under Section 7A of the Clayton Act (the "H-S-R Act") in connection with the execution, delivery and performance of the Licence Agreement; and

        C. WHEREAS, it is a condition to Licensor's entering into the Licence Agreement that each of the parties enter into this Agreement, pursuant to which, among other things, Licensee and Guarantor will indemnify and hold harmless Licensor and its related parties from any liabilities related to the decision not to file a U.S. Premerger Notification under the H-S-R Act, irrespective of Licensor's investigation.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1. Representations and Warranties of Licensee and Guarantor. As a material inducement to the Licensor entering into this Agreement and the Licence Agreement, each of Licensee and Guarantor, jointly and severally, makes the following representations and warranties to Licensor:

            (a) Authority. Each such party has the full legal right and power required to enter into, execute and deliver this Agreement and to perform such party's obligations hereunder. The transactions contemplated by this Agreement have been duly authorized by any necessary action on the part of such party.

            (b) Binding Obligations. This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

            (c) No Conflicts. Except to the extent that any such conflict or violation would not have a material adverse effect upon such party's ability to perform its obligations under this Agreement, neither the execution, delivery nor performance by such party of this Agreement shall conflict with, result in any breach of or constitute a default (or an event which, with the giving of notice or passage of time, or both, would constitute a default) under, any term or provision of any governing document of such party, or any material agreement, order, decree or other material instrument to which such party is party or by which it is bound, or violate any provision of any law, rule or regulation applicable to such party of any regulatory body, administrative agency or other governmental instrumentality having jurisdiction over such party or its properties, and no consent, license, approval or authorization from, or registration or declaration with, any governmental body, agency or authority, nor any consent, approval, waiver or notification of any creditor or lessor is required in connection with the execution, delivery and performance by such party of this Agreement, except such as have been obtained and are in full force and effect.

            (d) H-S-R Act.

        (i) The Guarantor, directly or indirectly, (A) holds 50% or more of the outstanding voting securities of the Licensee, (B) has the right to 50% or more of the profits of the Licensee and 50% or more of the assets of the Licensee in the event of dissolution, or (C) has the contractual power presently to designate 50% or more of the directors of the Licensee or individuals exercising similar functions;

        (ii) No person or entity, other than the Guarantor, (A) holds 50% or more of the outstanding voting securities of the Licensee, (B) has the right to 50% or more of the profits of the Licensee or 50% or more of the assets of the Licensee in the event of dissolution, or (C) has the contractual power presently to designate 50% or more of the directors of the Licensee or individuals exercising similar functions;

        (iii) No person or entity (A) holds 50% or more of the outstanding voting securities of the Guarantor, (B) has the right to 50% or more of the profits of the Guarantor or 50% or more of the assets of the Guarantor in the event of dissolution, or (C) has the contractual power presently to designate 50% or more of the directors of the Guarantor or individuals exercising similar functions;

        (iv) Pursuant to Volume 16 of the United States Code of Federal Regulations, Part 801.10(c)(3), the board of directors (or similar body) of the Guarantor or its delegatee has, within the 60 calendar days immediately preceding the date of the Licence Agreement, determined in good faith that the fair market value of the assets located in the United States that the Licensee will acquire and hold after execution of the Licence Agreement does not exceed US$50 million;

        (v) The Guarantor and its Affiliates have not (A) within the 180 days immediately preceding the date of the Licence Agreement, acquired or entered into any agreement to acquire from the Burberry Group any assets other than those set forth in the Licence Agreement, or (B) acquired voting securities of any member of the Burberry Group; and

        (vi) As a result of the good faith, fair market valuation by the Guarantor of the assets Licensee will acquire and hold after execution of the Licence Agreement, the Guarantor has determined not to file a U.S. Premerger Notification.

        2. Representations and Warranties of Licensor. Licensor hereby makes the following representations and warranties to Licensee and Guarantor:

            (a) Authority. Licensor has the full legal right and power required to enter into, execute and deliver this Agreement and to perform its obligations hereunder. The transactions contemplated by this Agreement have been duly authorized by any necessary action on the part of Licensor.

            (b) Binding Obligations. This Agreement has been duly executed and delivered by Licensor and constitutes a legal, valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms.

            (c) No Conflicts. Except to the extent that any such conflict or violation would not have a material adverse effect upon Licensor's ability to perform its obligations under this Agreement, neither the execution, delivery nor performance by Licensor of this Agreement shall conflict with, result in any breach of or constitute a default (or an event which, with the giving of notice or passage of time, or both, would constitute a default) under, any term or provision of any governing document of Licensor, or any material agreement, order, decree or other material instrument to which Licensor is party or by which it is bound, or violate any provision of any law, rule or regulation applicable to Licensor of any regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Licensor or its properties, and no consent, license, approval or authorization from, or registration or declaration with, any governmental body, agency or authority, nor any consent, approval, waiver or notification of any creditor or lessor is required in connection with the execution, delivery and performance by Licensor of this Agreement, except such as have been obtained and are in full force and effect.

        3. Indemnification. Each of the Licensee and the Guarantor, jointly and severally, on its own behalf and on behalf of its successors, and assigns (collectively, the "Indemnifying Parties" and each individually, an "Indemnifying Party") agrees to defend, indemnify and hold the Licensor, its Affiliates and direct and indirect partners (including partners of partners and stockholders and members of partners), members, stockholders, directors, officers, employees, agents and representatives, and each person who controls any of them (collectively, the "Indemnified Parties" and, individually, an "Indemnified Party") harmless from and against any and all damages, liabilities, losses, claims, diminution in value, obligations, liens, assessments, judgments, taxes, fines, penalties, reasonable costs and expenses (including, without limitation, reasonable fees of counsel), as the same are incurred, of any kind or nature whatsoever (including, without limitation, all amounts paid in investigation, defense or settlement of the foregoing, all consequential damages, and all amounts paid in enforcing any of the provisions of this Agreement) ("Losses") which may be sustained or suffered by any such Indemnified Party based upon, arising out of, or by reason of (a) any breach of any representation, warranty or covenant made by the Licensee or the Guarantor in this Agreement and (b) the fact that the Guarantor and/or the Licensor (or their Affiliates) did not file a U.S. Premerger Notification in connection with the execution, delivery and performance of the License Agreement.

        4. General Provisions.

            (a) Indemnifying Party Acknowledgment. The Indemnifying Parties acknowledge and agree that the Licensor has relied and is relying, regardless of its own investigation or its knowledge that they are or might not be true, upon the representations, warranties and covenants contained in this Agreement in determining whether or not to file a U.S. Premerger Notification. The Indemnifying Parties further acknowledge and agree that were it not for the indemnification provisions contained in Section 3 above, Licensor would not have executed and delivered the Licence Agreement.

            (b) Survival. This Agreement shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the execution, delivery and performance of the Licence Agreement and the exercise of any remedy, from time to time, hereunder by any Indemnified Party.

            (c) Rights Cumulative; Payments. An Indemnified Party's rights under this Agreement shall be in addition to, and shall not be limited to, all rights thereof under the Licence Agreement.

            (d) Entire Agreement; Amendment and Waiver; Severability. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements, whether written or oral, between the parties respecting such matters. Any amendments or modifications hereto, and any waiver of a provision herein contained, in order to be effective, shall be in writing and executed by the parties hereto, or in the case of a waiver, by the party against whom such waiver is to be enforced. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

            (e) Remedies. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled hereunder.

            (f) Governing Law; Binding Effect; Waiver of Acceptance. This Agreement shall be governed by and construed, and the rights and obligations of the parties hereto shall be determined, in accordance with the laws of the State of New York. This Agreement shall bind the Indemnifying Parties and their respective successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors and assigns. Notwithstanding the foregoing, no Indemnifying Party shall assign any of its rights or obligations under this Agreement without the prior written consent of the Licensor.

            (g) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

Burberry: St. Albans House, 10 St. Albans Street, London SW1Y 4SQ, United Kingdom, Attn: Authorised Business Representative, with a copy to Authorised Legal Representative;

Licensee: 4, rond point des Champs Elysees, 75008 Paris, France, Attn: Mr. Philippe Benacin; and

Guarantor: 551 Fifth Avenue, New York, NY 10176 USA, Attn: Mr. Jean Madar;

or to such other address(es) as may be notified from time to time in accordance with this Agreement.

            (h) No Waiver; Time of Essence; Business Day. The failure of any party hereto to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder. Any waiver of such right or remedy must be in writing and signed by the party to be bound. This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance. Time is of the essence hereof. The term "business day" as used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in the State of New York, United States, are authorized by law to be closed.

            (i) Captions for Convenience. The captions and headings of the sections and paragraphs of this Agreement are for convenience of reference only and shall not be construed in interpreting the provisions hereof.

            (j) Consent to Jurisdiction; Service of Process. The parties by this Agreement agree that any action, suit or proceeding brought with respect to this Agreement may be brought in the state courts or the federal courts of the United States located in New York, New York or Delaware, or the federal courts of the District of Columbia, in respect of the interpretation and enforcement of the provisions of this Agreement and by this Agreement waive, and agree not to assert, any defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement that they are not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that this Agreement may not be enforced in or by such courts or that their property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Service of process with respect thereto may be made upon any party by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address as provided in Section 4(g) above.

            (k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery (of a facsimile or an original) and upon such delivery shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages. A signature received via facsimile and all copies thereof shall have the same force and effect as an original signature.

            (l) Capitalized Terms. Capitalized terms used herein and not defined shall have the meanings set forth in the Licence Agreement.

IN WITNESS WHEREOF, each of the parties has duly executed this Indemnity Agreement as of the day and year first above written.

LICENSOR:
BURBERRY LIMITED
By: /s/ Rose Marie Bravo
Name Rose Marie Bravo
Title: Chief Executive

LICENSEE:
INTER PARFUMS, S.A.
By: /s/ Philippe Benacin
Name: Philippe Benacin
Title: PDG

GUARANTOR:
INTER PARFUMS, INC.
By: /s/ Jean Madar
Name Jean Madar
Title: CEO

/s/ Philippe Benacin
President